SECURITIES AND EXCHANGE COMMISSION

                  Washington, D.C.  20549

                         FORM 8-K

                      CURRENT REPORT

          Pursuant to Section 13 or 15(d) of the
              Securities Exchange Act of 1934

                    ___________________



 Date of Report (Date of earliest event reported) August 6, 2001
                         BICO, INC.
  (Exact name of registrant as specified in its charter)


 Pennsylvania                   0-10822                     25-1229323
(State of other jurisdiction   (Commission File Number)   (IRS Employer
 of incorporation)                                       Identification No.)


    2275 Swallow Hill Road, Bldg. 2500, Pittsburgh, Pennsylvania 15220
    (Address of principal executive offices)                  (Zip Code)


 Registrant's telephone number, including area code (412) 429-0673


       _______________________________________________________
    (Former name or former address, if changes since last report.)



Item 1.   Change in Control of Registrant.
          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          Not applicable.

Item 5.   Other Events.
          A new weapon in the battle against the worldwide
          AIDS epidemic is set to be unleashed. BICO, Incorporated subsidiary Rapid HIV Detection Corp
          (Rapid Corp.) has acquired the worldwide marketing rights for a new HIV diagnostic test known as InstantScreen.

Item 6.   Resignation of Registrant's Directors.
          Not Applicable

Item 7.   Financial Statement, Pro Forma Financial
          Information and Exhibits.

          (a)  Financial Statements and Businesses Acquired
               - Not Applicable.
          (b)  Pro Forma Financial Information
               - Not Applicable.
          (c)  Exhibits - Press Release.

                        SIGNATURES

     Pursuant to the requirement of the Securities Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BICO, INC.

                                   by /s/ Fred E. Cooper
                                          Fred E. Cooper, CEO

DATED:  August 6, 2001



Pittsburgh firm prepares to set the standard in rapid HIV testing

Pittsburgh, PA - August 6, 2001 - A new weapon in the battle against the worldwide AIDS epidemic is set to be unleashed. BICO, Incorporated (OTCBB:BIKO) subsidiary Rapid
HIV Detection Corp (Rapid Corp.) has acquired the worldwide marketing rights for a new HIV diagnostic test known as InstantScreen.

     Since   making  the  initial  announcement   on   this
acquisition a week ago, BICO has received an extraordinary high number of inquiries. In response, we will list the advantages of InstantScreen.

     100%  accurate  - recently tested by the  Walter  Reed
     Army Institute of Research and others1

     Instant results - within 30 seconds or less

     Simple  to  use  - InstantScreen requires  no  special
     training, extra equipment, or refrigeration, uses only
     a  small amount of finger prick blood, and anyone  who
     can   read  at  least  on  an  elementary  level   can
     administer the test

     Affordable - $10 or less in most instances

     Quick Confirmation - results of test can be verified within minutes

     Initially, InstantScreen will be marketed in Africa, India, South America, the Caribbean and Asia. These regions of the world have the highest percentages of AIDS that exists today. Rapid Corp. and the Manufacturer of InstantScreen, the German American Institute for Applied
Research (GAIFAR), have begun the process to seek FDA approval of InstantScreen for use within the United States.
Other less accurate tests have shown false positives and negatives. Inaccurate tests can literally mean the difference between life and death.

     The marketing rights were obtained from GAIFAR in Potsdam, Germany, where InstantScreen was developed by Dr.
Heinrich Repke. Dr. Repke has a Ph.D in Immunology, a D.Sc in Molecular Pharmacology, and spent 5 years as an Assistant Professor of Pathology and of Genetics at Harvard
Medical School.

     Following this release are answers to the most frequently asked questions concerning the InstantScreen test.

     BICO, Incorporated has its corporate offices in Pittsburgh, PA and is involved in the development and manufacture of biomedical devices and environmental solutions. The Company also has offices in Washington, D.C. as does Pittsburgh-based subsidiary Rapid Detection
Corp.


     1  In nearly 600 tests, the Walter Reed Army Institute
of  Research,  HIV  Research Program, in Washington,  D.C.,
InstantScreen has performed with 100% accuracy. Walter Reed
will continue its research with the product because of this
positive outcome.
     In  approximately 200 tests performed by  the  Noguchi
Memorial  Institute for Medical Research in  Accra,  Ghana,
InstantScreen performed with 100% accuracy.
     250  samples  in a Phase 1 Evaluation of InstantScreen
by  the  World  Health  Organization  performed  with  100%
accuracy.
     150  Samples  evaluated by the National institute  for
Virology in South Africa showed 100% accuracy.
     InstantScreen   was   tested   against   the    widely
internationally accepted laboratory tests  known  as  ELISA
(screening test) and Western Blot (confirmation test) with 100% accuracy.
     2 InstantConfirm is the first test to transform the widely used gold standard Western Blot laboratory test into a rapid format, usable immediately to confirm a positive result. Confirmation results are obtained in 8 minutes or less. No other test on the market has a companion rapid confirmation test. Use of the Western Blot laboratory confirmation test usually costs $50-$90 each. Necessary manpower and transportation to and from the laboratory from the point of screening would be an extra cost. Results would take days or weeks. InstantConfirm results cost a fraction and the results are known before the patient leaves the testing site. There is also an accompanying test to determine HIV-1 or HIV-2.


FOR FURTHER INFORMATION, CONTACT:
Investors                             Media
Diane McQuaide                        Susan Taylor
1.412.429.0673 phone                  1.412.429.0673 phone
1.412.279.9690 fax                    1.412.279.5041 fax

INVESTOR RELATIONS NEWSLINE NUMBER: 1.800.357.6204 www.bico.com




The following are questions most often asked of BICO, Incorporated regarding the rapid test acquisition:

What is InstantScreen?
   InstantScreen is a finger-prick blood test that can quickly determine if someone is infected with HIV, the virus that can cause AIDS. The advantages of InstantScreen are:

    It is 100% accurate - InstantScreen can determine without any errors if someone is or is not infected with HIV, because it only detects the HIV virus and doesn't get confused by the presence of other viruses or antibodies in the body. Preliminary tests results from studies on InstantScreen by the Walter Reed Army Institute of Research, HIV Research Program showed 100% accuracy on nearly 600 tests.

    It is fast - InstantScreen delivers results in 30 seconds or less.

    It is very easy to use - InstantScreen requires no special training, extra equipment, or refrigeration, uses only a small amount of finger prick blood, and anyone who can read at least on an elementary level can administer the test.

    It is quickly confirmable - InstantScreen is the only rapid assay with an accompanying rapid confirmation for use when a positive result has been obtained with InstantScreen

Why does the world need a rapid HIV test?

    The spread of HIV/AIDS must be stopped or it will affect the world as a whole, both socially and economically.

    In order to stop the spread of HIV/AIDS, the people who have it must be identified then counseled to change their lifestyle. To deal with a problem you must first know where the problem exists.

    Often people will show up for an HIV test but do not return to obtain the results that take days, even weeks to obtain. This is especially true in developing countries where there is fear and lack of knowledge.

    In these developing countries, there are overwhelming numbers of people to test. So, if a test can be administered and give results very quickly, more people can be tested in a day. The sooner infected people are identified the sooner that counseling and behavior change can occur and the spread of HIV/AIDS stopped.

    Pregnant women with an unknown HIV infection status who are about to give birth can quickly be tested to help prevent infection of the infant. Recipients of emergency blood donations could similarly benefit.

Aren't there already other rapid HIV detection tests on the market?

    As testimony to how badly such a test is needed, there are approximately 70 rapid HIV tests of one type or another in existence. However, none is FDA approved. None can exhibit all of the assets of InstantScreen. GAIFAR, with assistance from BICO subsidiary Rapid HIV Detection Corp., is currently in the process of applying for FDA approval.

    Its ease of use, accuracy, relative lack of temperature sensitivity, small amount of finger prick blood needed, and the permanence of the results make
    InstantScreen the best choice for rapid HIV testing.

    No other test on the market also has a companion rapid confirmation test.

How does the confirmation test work?

    InstantConfirm - used to confirm a positive reaction obtained with InstantScreen - for the first time ever, the internationally accepted laboratory confirmation test known as the Western Blot has been transformed for use wherever a rapid test is used. Using another finger prick blood sample, confirmation results are obtained in 8 minutes or less. This is truly an important development as the availability of such a rapid confirmation test quickly and cheaply provides the same laboratory results that now take days, even weeks and is expensive to obtain.

    InstantDifferentiate - comes with InstantConfirm to rapidly determine whether the confirmed HIV infection is the less aggressive HIV-2 or the more aggressive HIV-1 so appropriate treatment and counseling can be administered.

How can InstantScreen be 100% accurate?

    The ability to detect the presence OR the absence of the HIV virus with absolute accuracy is possible due to two things: 1. the "designer proteins" which identify only
    HIV, filtering out all other infectious diseases so prevalent in developing countries, and 2. the novel proprietary detection system which make the presence of antibodies against any type of HIV easily visible.

How is it known that InstantScreen is 100% accurate, in detecting both infected and noninfected blood?

    In nearly 600 tests, the Walter Reed Army Institute of
    Research, HIV Research Program, in Washington, D.C.,
    InstantScreen has performed with 100% accuracy.  Walter
    Reed will continue its research with the product because of this performance.

    In approximately 200 tests performed by the Noguchi
    Memorial Institute for Medical Research in Accra, Ghana,
    Instant Screen performed with 100% accuracy.

    In a Phase 1 Evaluation of Instant Screen by the World
    Health Organization on 250 samples, the accuracy was 100%.

    In a National Institute for Virology in South Africa, an evaluation of 150 samples showed InstantScreen to be 100% accurate.

    InstantScreen was tested against the widely internationally accepted laboratory tests known as ELISA
    (screening test) and Western Blot (confirmation test) with 100% accuracy.

Is InstantScreen ready for market?

    YES. The product is fully developed and is ready for market.

Will Rapid Corp. manufacture the family of rapid HIV tests?

    No. The tests will continue to be manufactured by GAIFAR, which is and has been manufacturing the products in accordance with all requirements of the German drug law.
    All products are approved for export to all countries where the testing kits will be marketed.

Where will InstantScreen be sold?

    Initially, the Company will make the rapid HIV detection test available in:

       Africa
       India
       South America
       Caribbean
       Asia

    These markets have been chosen, of course, because of the widespread AIDS problem that exists there, causing a real need for help. In these markets, falsely identifying someone as having AIDS can cause them to be branded as outcasts and can literally be a death sentence. Falsely identifying someone as uninfected continues the spread of infection. With its accuracy, ease of use, and speed of results, InstantScreen can definitely help these areas to slow, even stop, the spread of HIV/AIDS.
    InstantScreen can be sold in these markets immemiately.

What will the InstantScreen cost?

    The cost per person tested will range from $8 to $12.

How much does InstantConfirm cost?

    The InstantConfirm is necessary only when a positive result is obtained from the InstantScreen test.
    Without InstantConfirm, the only choice is the use of the Western Blot laboratory confirmation. That can cost $50 - $90 for each test. Add to that the costs of manpower and transportation to get the test to the laboratory from point of initial screening.
    The InstantConfirm test can be completed for under $20. Additionally, there are significantly reduced administration costs with InstantConfirm because it is so simple to give and needs no extra supplies.
    The test can literally be given in the African countryside with results returned within minutes.